UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

THE PROGRESSIVE CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

March 9, 2012 To Holders of Restricted Stock Awards:

The Progressive Corporation will hold its Annual Meeting of Shareholders on Friday, April 20, 2012, at 10:00 a.m., local time, at 6671 Beta Drive, Mayfield Village, Ohio, for the following purposes:

1.      To elect as directors the four nominees identified below for the terms indicated:

                         Name                                      Term

                        Roger N. Farah                       Three years

                        Stephen R. Hardis                  Three years

                        Heidi G. Miller, Ph.D.            Two years

                        Bradley T. Sheares, Ph.D.      Three years

2.      Approve an amendment to our Code of Regulations eliminating the supermajority voting requirement for shareholders to amend specified sections of our Code of Regulations;

3.      Approve an amendment to our Code of Regulations to declassify the Board of Directors and provide for the annual election of directors;

4.      Approve an amendment to our Code of Regulations to fix the number of directors at 11;

5.      Approve an amendment to our Code of Regulations to revise the procedures for fixing the number of director positions within the limits set forth in our Code of Regulations;

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 20, 2012

This communication is not a form for

voting and presents only an overview

of the more complete proxy materials

that are available to you on the

Internet. We encourage you to access

and review all of the important

information contained in the proxy

materials before voting.

The Proxy Statement and 2011 Annual

Report to Shareholders are available

at www.progressiveproxy.com

If you want to receive a paper or email

copy of these documents, at no charge,

you must request one. Please make

your request for a copy as instructed

in this notice on or before April 10,

2012, to facilitate timely delivery.

6.      Approve an amendment to our Code of Regulations allowing our Board of Directors to amend the Code of Regulations as and to the extent permitted by Ohio law;

7.      Approve an amendment to our Code of Regulations to provide that the Annual Meeting of Shareholders will be held at such time and on a date, no later than June 30, as may be fixed by the Board of Directors;

8.      Cast an advisory vote to approve our executive compensation program;

9.      Re-approve performance criteria set forth in our 2007 Executive Bonus Plan;

10.    Approve an amendment to our 2010 Equity Incentive Plan to add investment performance as a new performance goal under the plan;

11.    Approve an amendment to our 2003 Directors Equity Incentive Plan to extend the term of the plan, to eliminate the buyout provisions relating to stock option awards, and to modify the definition of “change in control”;

12.    Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2012;

In their discretion, transact such other business as may properly come before the meeting.

The Board of Directors is not aware of any other such business. Only shareholders of record at the close of business on February 29, 2012 are entitled to vote at the meeting.

The Board of Directors recommends a vote “FOR” the election as director the four nominees identified in Item 1 and “FOR” each of the proposals described in Items 2 through 12 above.

Continued on the reverse side.

[Name and address here.]	[Control number here.]

You may access the Proxy Statement and 2011 Annual Report to Shareholders at www.progressiveproxy.com.

If you would like to receive a paper or email copy of the proxy materials and a proxy card, you may request one by either:

•	calling 1-800-455-1192 (you will be asked for your Shareholder Control Number, which is printed above on this notice);

•	sending an email to PGR-Fulfillment@morrowco.com with your Shareholder Control Number in the subject line; or

•	completing the request for proxy materials form available online at www.eproxyaccess.com/pgr2012.

You can make a one-time request for paper copies or a permanent request to receive paper copies for all future shareholder meetings; this request can be revoked at any time.

After reviewing the proxy materials, you may choose to vote by Internet, by mail, or in person. If you wish to vote by Internet, you may access the voting site at https://www.proxyvotenow.com/pgr. To cast your vote online, you will need your Shareholder Control Number (located above) and the last four digits of your social security number (i.e., your PIN). To vote by mail, you must request a paper copy of the proxy card in accordance with the instructions above; then, simply cast your vote on the proxy card, sign, date, and return it in the envelope provided. To vote in person at the Annual Meeting, you must complete a ballot at the meeting and provide personal identification (e.g., driver’s license). To obtain directions to the location of the Annual Meeting, please call Progressive’s Investor Relations department at 440-395-2222.

If you want to receive a paper or email copy of our Proxy Statement and 2011 Annual Report to Shareholders, you can request one at any time. There is no charge to you for requesting a copy. Please make your request for a copy of these reports by April 10, 2012, to facilitate timely delivery.

We ask that you cast your vote promptly. Thank you for your continued support!